                                                                     Exhibit 3.2

                               CODE OF REGULATIONS
                               -------------------
                                       OF
                                       --
                    CLEVELAND INDIANS BASEBALL COMPANY, INC.
                    ----------------------------------------


                                    ARTICLE I
                                    ---------

                            Meetings of Shareholders
                            ------------------------

                  Section 1. ANNUAL MEETING. The annual meeting of shareholders shall be held at such time and on such date of each year (commencing in 1999) as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

                  Section 2. SPECIAL MEETING. Special meetings of shareholders of the Corporation may be held on any business day when called by the chairman of the board, the president, a vice president, a majority of the directors acting without a meeting, or persons who hold fifty percent (50%) of all shares outstanding and entitled to vote at the meeting. Upon request in writing delivered either in person or by registered mail to the president or the secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to shareholders entitled thereto, notice of a meeting to be held on a date not less than seven (7) or more than sixty (60) days after receipt of the request, as such officer may fix. If such notice is not given within thirty (30) days after the delivery or mailing of the request, the persons calling the meeting may fix the time of the meeting and give notice thereof in the manner provided by law or as provided in these Regulations or cause the notice to be given by any designated representative. Each special meeting shall be held at the principal office of the Corporation unless the meeting is called by the directors, acting with or without a meeting, in which case the meeting may be held at any place either within or without the State of Ohio designated by the Board of Directors and specified in the notice of the meeting.

                  Section 3. NOTICE OF MEETINGS. Unless waived, written notice of each annual or special meeting of shareholders stating the time, place, and purposes thereof shall be given either by personal delivery or by mail to each shareholder of record entitled to notice of the meeting, not less than seven (7) or more than sixty (60) days before any such meeting by or at the direction of the president or the secretary or any other person required or permitted by these Regulations to give such notice. If mailed, such notice shall be directed to the shareholder at his address as the same appears upon the records of the Corporation. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

                  Section 4. PLACE OF MEETINGS. Meetings of shareholders shall be held at the principal office of the Corporation unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Ohio and causes the notice thereof to so state.

                  Section 5. QUORUM. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Amended and Restated Articles of Incorporation or these Regulations to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

                  Section 6. RECORD DATE. The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of shareholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or distribution, (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall not be a date earlier than the date on which the record is fixed and shall not be more than sixty (60) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

                  If a record date shall not be fixed, the record date for the determination of shareholders who are entitled to notice of, or who are entitled to vote at, a meeting of shareholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

                  Section 7. PROXIES. A person who is entitled to attend a shareholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

                  Section 8. ORDER OF BUSINESS.

                  (a) The chairman of the board, or such other officer of the Corporation as may be designated by the Board of Directors, will call meetings of shareholders to order and will preside at the meetings. The presiding officer will determine the order of business at the meeting and have the authority to regulate the conduct of the meeting, including (i) limiting the persons (other than shareholders and their duly appointed proxies) who may attend the meeting,
(ii) determining whether any shareholder or his or her proxy should be excluded from the meeting because the shareholder or proxy has disrupted or is likely to disrupt the meeting, (iii) determining the circumstances in which any person may make a statement or ask questions at the meeting, and (iv) establishing such other procedures as the presiding officer may deem



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appropriate for the orderly conduct of the meeting.

                  (b) At an annual meeting of shareholders, only such business as is properly brought before the meeting will be considered. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement to that notice) given by or at the direction of the president, a vice president, the secretary, or an assistant secretary in accordance with Section 3 of this Article I, (ii) brought before the meeting by the presiding officer or by or at the direction of the Board of Directors, or
(iii) properly requested by a shareholder to be brought before the meeting in accordance with subsection (c) of this Section 8.

                  (c) For business to be properly requested by a shareholder of the Corporation to be submitted to shareholders for their approval or adoption at any annual or special meeting of shareholders, all of the following requirements must be met:

                           (i) the shareholder submitting the proposal (the "proponent") must submit the proposal to the Corporation in writing at the Corporation's principal executive offices;

                           (ii) at the time the proponent submits such proposal the proponent must be a shareholder of record of the Corporation and must continue to be a shareholder of record of the Corporation as of the close of business on the record date for determining shareholders entitled to notice of and to vote at such annual or special meeting of shareholders, in both instances as reflected in the shareholder records of the Corporation;

                           (iii) at the time the proponent submits such proposal, the proponent must provide the Corporation in writing with the proponent's name, address, the number of voting securities held of record, the date upon which the proponent acquired such securities, and a list of all other proposals submitted by the proponent to the Corporation during the preceding five years;

                           (iv) at the time the proponent submits such proposal, the proponent must also provide the Corporation in writing with the reasons for submitting the proposal at the meeting and any material interest in such proposal of such proponent and the beneficial owner(s), if any, on whose behalf the proposal is made; and

                           (v) the proposal must be received at the Corporation's principal executive offices (A), in the case of a proposal to be acted upon at an annual meeting of shareholders, not less than 120 calendar days in advance of the date of the previous year's annual meeting of shareholders, or, if no annual meeting was held in the previous year, a reasonable time (as determined by the Corporation in



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         its sole discretion) before the scheduled date of the current year's annual meeting; and (B) in the case of a proposal to be acted upon at a special meeting of shareholders, a reasonable time (as determined by the Corporation in its sole discretion) before the scheduled date of the special meeting.

                  (d) The determination of whether any business sought to be brought before any annual or special meeting of shareholders is properly brought in accordance with this Section 8 will be made by the presiding officer of the meeting. If the presiding officer determines that any business is not properly brought before the meeting, he or she will so declare to the meeting, and the business will not be considered or acted upon.

                  (e) Notwithstanding the foregoing provisions of this Section 8, in the case of any proposal that the Corporation is required to include in its proxy statement and form of proxy under the provisions of Rule 14a-a (as from time to time amended, or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended (or any similar or successor rule or regulation under that or any successor act), compliance by the proponent with all of the requirements of such rule shall be deemed to constitute compliance with the provisions of this Section 8.


                                   ARTICLE II
                                   ----------

                                    Directors
                                    ---------

                  Section 1. NUMBER OF DIRECTORS. Until changed in accordance with the provisions of this section, the number of directors of the Corporation, none of whom need be shareholders or residents of the State of Ohio, shall be two (2). The number of directors may be increased or decreased by action of the Board of Directors upon the vote of the majority of the Board or by the vote of the shareholders that are present in person or by proxy at a meeting to elect directors at which a quorum is present and that are holders of a majority of the shares represented at the meeting and entitled to vote on the proposal; provided, however, that in no case shall the number of directors be fewer than three (3) or more than seven (7); and provided further than no decrease in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office. Notwithstanding the foregoing, the aggregate number of members of the Board of Directors shall automatically increase by the number of directors elected pursuant to Article Fourth, Division C, Section 5(b) of the Amended and Restated Articles of Incorporation of the Corporation, such directors to be elected and hold office in accordance with such provisions of the Amended and Restated Articles of Incorporation of the Corporation, notwithstanding any other provision of these Regulations.

                  Section 2. ELECTION OF DIRECTORS. Directors shall be elected at the annual meeting of shareholders, but when the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by



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ballot whenever requested by any shareholder entitled to vote at such election;
but, unless such request is made, the election may be conducted in any manner approved at such meeting. At each meeting of shareholders for the election of directors, the persons receiving the greatest number of votes shall be directors.

                  Section 3. NOMINATION OF CANDIDATES FOR ELECTION AS DIRECTORS.

                  (a) At a meeting of shareholders at which directors are to be elected, only persons properly nominated as candidates will be eligible for election as directors. Candidates may be properly nominated either (i) by the Board of Directors or (ii) by any shareholder in accordance with subsection (b) of this Section 3.

                  (b) For a shareholder properly to nominate a candidate for election as a director at a meeting of shareholders, the shareholder must (i) be a shareholder of the Company of record at the time of the giving of the notice for the meeting, (ii) be entitled to vote at the meeting in the election of directors, and (iii) have given timely written notice of the nomination to the secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than sixty (60) nor more than ninety (90) days prior to the meeting; except that, if the first public announcement of the date of the meeting is not made at least seventy (70) days prior to the date of the meeting, notice by the shareholder will be timely if it is so received not later than the close of business on the tenth day following the day on which the first public announcement of the date of the meeting is made. A shareholder's notice must set forth, as to each candidate, all of the information about the candidate required to be disclosed in a proxy statement complying with the rules of the Securities and Exchange Commission that is used connection with the solicitation of proxies for the election of the candidate as a director. If the officer presiding at the meeting determines that one or more of the candidates has not been nominated in accordance with these procedures, he or she will so declare at the meeting, and the candidates will not be considered or voted upon at the meeting.

                  Section 4. TERM OF OFFICE. Each director shall hold office until the annual meeting next succeeding his election and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death.

                  Section 5. REMOVAL. All the directors, or all the directors of a particular class, or any individual director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect directors in place of those to be removed, provided that unless all the directors, or all the directors of a particular class, are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the directors, or all the directors of a particular class, as the case may be, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.




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                  Section 6. VACANCIES. Vacancies in the Board of Directors may
be filled by a majority vote of the remaining directors until an election to fill such vacancies is had. A vacancy or vacancies in the Board of Directors shall be deemed to exist if the number of directors of any class is increased by the Board. Any person or persons chosen by the Board shall hold office until the next meeting of shareholders called for the election of directors. Shareholders entitled to elect directors shall have the right to fill any vacancy in the board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of shareholders called for that purpose, and any directors elected at any such meeting of shareholders shall serve until the next annual election of directors and until their successors are elected and qualified or until their earlier resignation, removal from office or death.

                  Section 7. QUORUM AND TRANSACTION OF BUSINESS. A majority of the whole authorized number of directors shall constitute a quorum for the transaction of business, except that a majority of the directors in office shall constitute a quorum for filling a vacancy on the board. Whenever less than a quorum is present at the time and place appointed for any meeting of the board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board.

                  Section 8. ANNUAL MEETING. Annual meetings of the Board of Directors shall be held immediately following annual meetings of shareholders, or as soon thereafter as is practicable. If no annual meeting of shareholders is held, or if directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of shareholders at which directors are elected, or as soon thereafter as is practicable. If such annual meeting of directors is held immediately following a meeting of shareholders, it shall be held at the same place at which such shareholders' meeting was held.

                  Section 9. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Ohio, as the Board of Directors may, by resolution or by-law, from time to time, determine. The secretary shall give notice of each such resolution or by-law to any director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

                  Section 10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the chairman of the board, the president, any vice president, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Ohio, as may be specified in such call.

                  Section 11. NOTICE OF ANNUAL OR SPECIAL MEETINGS. Notice of the time and place of each annual or special meeting shall be given to each director by the secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in



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all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each director as shown upon the secretary's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each director may be reached for purposes of participation in the meeting as shown upon the secretary's records and states that the secretary must be notified if a director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any director who shall participate in such meeting and may be waived, in a writing, by any director either before or after such meeting.

                  Section 12. ACTION WITHOUT A MEETING. Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all of the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

                  Section 13. COMPENSATION. The directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the board. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any standing or special committee may by resolution of the board be allowed such compensation for their services as the board may deem reasonable, and additional compensation may be allowed to directors for special services rendered.

                  Section 14. BY-LAWS. For the government of its actions, the Board of Directors may adopt by-laws consistent with the Amended and Restated Articles of Incorporation and these Regulations.


                                   ARTICLE III
                                   -----------

                                   Committees
                                   ----------

                  Section 1. EXECUTIVE COMMITTEE. The Board of Directors may from time to time, by resolution passed by a majority of the whole board, create an executive committee of three or more directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, other than that of filling vacancies among the directors or in any



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committee of the directors.  The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. Vacancies in the executive committee shall be filled by the directors, and the directors may appoint one or more directors as alternate members of the committee who may take the place of any absent member or members at any meeting.

                  Section 2. MEETINGS OF EXECUTIVE COMMITTEE. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the president, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of
Section 11 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

                  Section 3. OTHER COMMITTEES. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The provisions of Section 1 and
Section 2 of this Article shall govern the appointment and action of such committees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled by the Board of Directors or as the Board of Directors may provide.


                                   ARTICLE IV
                                   ----------

                                    Officers
                                    --------

                  Section 1. GENERAL PROVISIONS. The Board of Directors shall elect a president, such number of vice presidents as the board may from time to time determine, a secretary and a treasurer and, in its discretion, a chairman of the board. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The chairman of the board shall be, but the other officers need not be, chosen from among the members of the Board of Directors. Any two of such offices, other than that of president and vice president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or the Amended and Restated Articles of Incorporation or these Regulations to be executed, acknowledged or verified by two (2) or more officers.




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                  Section 2. TERM OF OFFICE. The officers of the Corporation shall hold office at the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, until the annual meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, may only be filled by the Board of Directors.


                                    ARTICLE V
                                    ---------

                               Duties of Officers
                               ------------------

                  Section 1. CHAIRMAN OF THE BOARD. The chairman of the board, if one is elected, shall preside at all meetings of the Board of Directors, shall, unless that duty has been delegated by the Board of Directors to the president or another officer, preside at all meetings of shareholders, and subject to directions of the Board of Directors and to the delegation by the Board of Directors to the president of specific or general executive supervision, the chairman of the board shall have general executive supervision over the property, business, and affairs of the Corporation. The chairman of the board shall have the authority to sign all certificates for shares, deeds, mortgages, bonds, contracts, and other obligations in the name of the Corporation and shall have such other authority and shall perform such other duties as may be determined by the Board of Directors.

                  Section 2. PRESIDENT. In the absence of the Chairman of the Board, the President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall preside at all meetings of shareholders, and, in the absence of the chairman of the board, or if a chairman of the board shall not have been elected, shall also preside at meetings of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes, and other instruments requiring his signature; and shall have all the powers and duties prescribed by Chapter 1701 of the Revised Code of Ohio and such others as the Board of Directors may from time to time assign to him.

                  Section 3. VICE PRESIDENTS. The vice presidents shall have such powers and duties as may from time to time be assigned to them by the Board of Directors or the president. At the request of the president, or in the case of his absence or disability, the vice president designated by the president (or in the absence of such designation, the vice president designated by the board) shall perform all the duties of the president and, when so acting, shall have all the powers of the president. The authority of vice presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds, agreements, notes and other instruments shall be coordinate with like authority of the president.

                  Section 4. SECRETARY. The secretary shall keep minutes of all the proceedings of



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the shareholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of shareholders and directors; shall produce on request at each meeting of shareholders a certified list of shareholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the president.

                  Section 5. TREASURER. The treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors or the president.

                  Section 6. ASSISTANT AND SUBORDINATE OFFICERS. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors or the president may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

                  Section 7. DUTIES OF OFFICERS MAY BE DELEGATED. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any director.

                                   ARTICLE VI
                                   ----------

                 Transactions with Officers-directors-employees
                 ----------------------------------------------

                  Section 1. TRANSACTIONS WITH DIRECTORS, OFFICERS, AND EMPLOYEES. No contract, action, or transaction shall be void, or be voidable by the Corporation, for the reason that it is between or affects the Corporation and one or more of the directors, officers, or employees of the Corporation or is between or affects the Corporation and another corporation, partnership, joint venture, trust, or other enterprise in which one or more of the directors, officers, or employees of



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the Corporation are directors, trustees, or officers or have a financial or personal interest or for the reason that one or more interested directors, officers, or employees of the Corporation participate in or vote at the meeting of the Board of Directors or a committee of the Board of Directors that authorizes the contract, action, or transaction if, in any such case, the contract, action, or transaction is approved, ratified, or authorized in the manner prescribed in these Regulations or by law or if, in any such case, the contract, action, or transaction is fair as to the Corporation as of the time it is authorized or approved by the directors, a committee of the Board of Directors, or the shareholders.


                                   ARTICLE VII
                                   -----------

                          Indemnification and Insurance
                          -----------------------------

                  Section 1. INDEMNIFICATION IN NON-DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding; if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

                  Section 2. INDEMNIFICATION IN DERIVATIVE ACTIONS. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the

Corporation, except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the Court of Common Pleas, or the court in which such action or suit was brought, shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such court shall deem proper; or (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

                  Section 3. INDEMNIFICATION AS MATTER OF RIGHT. To the extent that a director, trustee, officer, partner, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VII, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

                  Section 4. DETERMINATION OF CONDUCT. Any indemnification under Sections 1 and 2 of this Article VII, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, partner, employee, member, manager, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article
VII. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Court of Common Pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under Section 4(a) or by independent legal counsel under Section 4(b) of this Article VI shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under Section 2 of this Article VII, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Common Pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

                  Section 5. MANDATORY ADVANCE PAYMENT OF EXPENSES. Unless at the time of a director's act or omission that is the subject of an action, suit or proceeding referred to in Sections 1 and 2 of this Article VII, the Amended and Restated Articles of Incorporation or these Regulations of the Corporation state that the provisions of Section 1701.13(E)(5)(a) of the Ohio Revised Code do not apply to the Corporation and unless the only liability asserted against the director in an action, suit or proceeding referred to in Sections 1 and 2 of this Article VII is pursuant to Section 1701.95 of the Ohio Revised Code, expenses, including attorneys' fees, incurred by a director in defending the action, suit or proceeding shall be paid by the Corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (a) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (b) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

                  Section 6. ADVANCE PAYMENT OF EXPENSES. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VII, may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, partner, employee, member, manager, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VII.

                  Section 7. NONEXCLUSIVITY. The indemnification provided by this Article VII shall continue as to a person who has ceased to be a director, officer, employee, or agent of the Corporation and shall inure to the benefit of the heirs, executors, and administrators of such a person and shall not be deemed exclusive of, and shall be in addition to, any other rights to which those seeking indemnification may be entitled under the Amended and Restated Articles of Incorporation, these Regulations, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, trustee, officer, partner, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  Section 8. LIABILITY INSURANCE. The Corporation may purchase and maintain insurance or furnish similar protection on behalf of or for any person, including, but not limited to, any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, partner, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VII or of Chapter 1701 of the Ohio Revised Code.

                  Section 9. NO OBLIGATION OF REPAYMENT. The authority of the Corporation to indemnify persons pursuant to Sections 1 and 2 of this Article VII does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 5, 6, 7 and 8 of this Article VII. Sections 1 and 2 of this Article VII do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 5, 6, 7 and 8 of this Article VII.


                                  ARTICLE VIII
                                  ------------
                             Certificates for Shares
                             -----------------------

                  Section 1. FORM AND EXECUTION. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer or an assistant treasurer; provided, however, that if such certificates are countersigned by a transfer agent and/or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

                  Section 2. REGISTRATION OF TRANSFER. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

                  Section 3. LOST, DESTROYED OR STOLEN CERTIFICATES. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

                  Section 4. REGISTERED SHAREHOLDERS. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.


                                   ARTICLE IX
                                   ----------

                                   Fiscal Year
                                   -----------

                  The fiscal year of the Corporation shall end on December 31 in each year, or on such other date as may be fixed from time to time by the Board of Directors.


                                    ARTICLE X
                                    ---------

                                      Seal
                                      ----

                  The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.







                                   ARTICLE XI
                                   ----------

                                   Amendments
                                   ----------

                  This Code of Regulations may be amended, or new regulations may be adopted, at any meeting of shareholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.